EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.c. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form lO-Q (the "Report") of COL China Online International Inc. (the "Registrant") for the quarter ended December 31, 2011, I, Chi Keung Wong, certify, to the best of my knowledge, pursuant to Exchange Act Rule l5d-14(b) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

(1) The Report fully complies with the requirements of Section l3(a) or l5(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February __, 2012	/s/ Chi Keung Wong
Chi Keung Wong,
Chief Executive Officer and Chief Financial Officer
(Principal Accounting Officer)